Kreit & Chiu CPA LLP
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-278873 on Form S-8 of Ryde Group Ltd. of our report dated April 26, 2024, relating to the consolidated financial statements of Ryde Group Ltd. and subsidiaries (the "Company") included in the Company's Annual Report on Form 20-F as of and for the year ended December 31, 2023.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California
April 26, 2024